
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         JUN-30-1997
<CASH>                                               422,420
<SECURITIES>                                         406,598
<RECEIVABLES>                                        65,688<F1>
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               17,693,122
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       42,749,613<F2>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           26,102,288
<TOTAL-LIABILITY-AND-EQUITY>                         42,749,613<F3>
<SALES>                                              000
<TOTAL-REVENUES>                                     735,240<F4>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     983,299<F5>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   247,776
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,244,147)<F6>
<EPS-PRIMARY>                                        (12.32)
<EPS-DILUTED>                                        000

<F1>Included in receivables: Accounts receivable $59,737 and Interest receivable
$5,951.
<F2>Included in total assets: Prepaid expenses $18,219, Tenant security deposits
$69,749, Other assets $264,701, Investments in Local Limited Partnerships $23,028,149, Replacement reserves $214,681, Deferred acquisition fees escrow $337,500 and Deferred expenses, net $228,786. <F3>Included in Total Liabilities and Equity: Accounts payable to affiliates $1,283,651, Accounts payable and accrued expenses $622,613, Interest payable $444,351, Notes payable, affiliate $573,822, Security deposits payable $82,626, Due to affiliate $323,046, Deferred acquisition fees payable $337,500, General partner advances $200,000, Mortgage notes payable $11,721,805 and Minority interest in Local Limited Partnerships $1,057,911. <F4>Total revenue includes: Rental $607,046, Investment $9,729 and Other $118,465. <F5>Included in Other Expenses: Asset management fees $109,095, General and Administrative $122,829, Bad debt $11,836, Property management fees $42,225, Rental operations, exclusive of depreciation $459,904, Depreciation $191,112 and Amortization $46,298. <F6>Net loss reflects: equity in losses of Local Limited Partnerships of $751,196, and minority interest in losses of Local Limited Partnerships $2,884.

